UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2023

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AINOS, INC
(Exact name of registrant as specified in its charter)

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Texas	0-20791	75-1974352
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 Rio San Diego Drive, Ste. 800, San Diego, CA 92108 (858) 869-2986
(Address and telephone number, including area code, of registrant's principal executive offices)

AMARILLO BIOSCIENCES, INC.

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

The Company entered two (2) purchase agreements made pursuant to Regulation S of the Securities Act of 1933 relating to the sale of convertible notes as more particularly described as follows:

A. Convertible Note Sale to ASE Test, Inc.

Reference is made to that certain Convertible Note Purchase Agreement dated as of March 13, 2023 (the “Agreement”) by and between Ainos, Inc., a Texas corporation (the “Company”) and ASE Test, Inc. (the “Purchaser”). The Purchaser is a shareholder of the Company’s controlling shareholder, Ainos, Inc., a Cayman Islands corporation.

Pursuant to the Agreement, the Purchaser will pay a total aggregate amount of $2,000,000 U.S.D. (the “Principal Amount”) to the Company in exchange for one or more Convertible Promissory Note(s) issued by the Company in the total aggregate Principal Amount (the “Convertible Note”). The Purchaser’s obligation to pay the total aggregate Principal Amount in three (3) tranches in the amounts of One Million Dollars (USD $1,000,000) (the “First Tranche”), Five Hundred Thousand Dollars (USD $500,000) (the “Second Tranche”), and Five Hundred Thousand Dollars (USD $500,000) (the “Third Tranche”) is conditioned, among other things, on the Company selling a minimum of One Million Dollars (USD $1,000,000) worth of convertible debt to third-parties and achievement of certain milestones including (a) completion a pre-Investigational Drug Application with the U.S. Food and Drug Administration for an interferon drug candidate; (b) execution of a Memorandum of Understanding with a licensing partner with respect to the Company’s product(s); (c) execution of a licensing agreement for either the (i) development, (ii) manufacture, (iii) sales and marketing with respect to the Company’s product(s). The foregoing milestones are not listed in order, priority or in any particular sequence.

The Principal Amount and six percent (6%) compounded interest of each Convertible Note is payable in cash on or before two (2) years from the effective date of each Convertible Note. If not earlier repaid, at the election of the Purchaser, the Convertible Note(s) will be converted into shares of common stock, $0.01 par value per share of the Company, or such other securities or property for which the Convertible Note may become convertible, at a conversion price of One Dollar and Fifty Cents ($1.50), subject to certain adjustments described in Section 2(b) of each Convertible Note.

The foregoing description of the Agreement and Convertible Note are not complete and are qualified in their entirety by the text of the Agreement and the form of Convertible Note, which are attached as Exhibit 2.1(a) and 10.1(a), respectively and incorporated herein by this reference.

B. Convertible Note Sale to Li-Kuo Lee

Reference is made to that certain Convertible Note Purchase Agreement dated as of March 13, 2023 (the “Agreement”) by and between Ainos, Inc., a Texas corporation (the “Company”) and Li-Kuo Lee (the “Purchaser”).

Pursuant to the Agreement, the Purchaser will pay the amount of $1,000,000 U.S.D. (the “Principal Amount”) to the Company in exchange for a Convertible Promissory Note issued by the Company (the “Convertible Note”).

The Principal Amount and six percent (6%) compounded interest of each Convertible Note is payable in cash on or before two (2) years from the effective date of each Convertible Note.  If not earlier repaid, at the election of the Purchaser, the Convertible Note will be converted into shares of common stock, $0.01 par value per share of the Company, or such other securities or property for which the Convertible Note may become convertible, at a conversion price of One Dollar and Fifty Cents ($1.50), subject to certain adjustments described in Section 2(b) of each Convertible Note.

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The foregoing description of the Agreement and Convertible Note are not complete and are qualified in their entirety by the text of the Agreement and the form of Convertible Note, which are attached as Exhibit 2.1(b) and 10.1(b), respectively and incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The matters set forth under Sections 1.01 of this report are incorporated herein by this reference.

Item 7.01 Regulation FD Disclosure.

On March 13, 2023 the Company issued a press release relating to the execution of the Agreements. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished with this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

(d) Exhibits

Exhibit No.	Description
2.1(a)	Form of Convertible Note Purchase Agreement – ASE Test. Inc.
2.1(b)	Form of Convertible Note Purchase Agreement – Li-Kuo Lee
10.1(a)	Form of Convertible Note – ASE Test, Inc.
10.1(b)	Form of Convertible Note – Li-Kuo Lee
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ainos, Inc.

Date: March 14, 2023	By:	/s/ Chun-Hsien Tsai
Name: Chun-Hsien Tsai
Title: Chief Executive Officer

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